UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2004

Atlas America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	333-112653	51-0404430
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

311 Rouser Road, Moon Township, PA		15108
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Item 5.      Other Events.

         Atlas Pipeline Partners, L.P. today received notice from SEMCO Energy, Inc. purporting to terminate the September 16, 2003 Purchase and Sale Agreement with respect to the sale of Alaska Pipeline Company to Atlas Pipeline Partners. On June 15, 2004, Atlas Pipeline Partners filed a Form 8-K report stating that it believed that SEMCO had breached its obligations under that Purchase and Sale Agreement. Atlas Pipeline Partners continues to believe that SEMCO has breached its obligations which has caused significant damage to Atlas and as such intends to vigorously pursue all appropriate remedies.

         Atlas America, Inc. is the parent of the general partner of Atlas Pipeline Partners. L.P.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLAS AMERICA, INC.

Dated: July 1, 2004	/s/ Freddie M. Kotek Freddie M. Kotek Executive Vice President and Chief Financial Officer